UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

FSB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37831	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 223-9080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on January 1, 2017, the Board of Directors of FSB Bancorp, Inc. (the “Company”) amended the Company bylaws to change its attendance policy (Article II, Section 13) to provide that the Board of Directors may remove any director from the Board who is not in physical attendance at more than three meetings in a calendar year. Director fees will only be paid for one physical absence which does not include telephonic attendance and a maximum of three physical absences which include telephonic attendance. In addition, the Board amended the residency requirement to include all business locations and not just branch offices when determining the geographic distance requirement (Article II, Section 12).

A copy of the Amended and Restated Bylaws of the Company is attached as Exhibit 3.2 to this report.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	3.2	Amended and Restated Bylaws of FSB Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.
DATE: October 31, 2016	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
Chief Operating Officer and Chief Financial Officer